CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bernard, Allan & Edwards, Inc.
1016 Shore Acres Drive
Leesburg, Florida 34748

We consent to the use in this Registration Statement on the Post Effective Amendemnt to Form SB-2 of our report restated April 25, 2002, relating to the financial statements of Bernard, Allan & Edwards, Inc. and to the reference of our firm under the heading "Experts."

/s/  Larry Legel  C.P.A.

Larry Legel,  C.P.A.
5100 N. Federal Highway, Suite 409
Ft. Lauderdale, Florida 33308
August  13,  2002